Exhibit 23.2 CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

JAMES STAFFORD
James Stafford, Inc.
Chartered Accountants
Suite 350 - 1111 Melville Street
Vancouver, British Columbia
Canada V6E 3V6
Telephone +1 604 669 0711
Facsimile +1 604 669 0754
www.jamesstafford.ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement on Form S-8 of our report dated 10 August 2011 relating to the consolidated financial statements of Rotoblock Corporation appearing in the Annual Report on Form 10-K for the year ended 30 April 2011.

/s/ James Stafford

Chartered Accountants

Vancouver, Canada

            13 December 2011